UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PAWFECT FOODS, INC.

(Name of small business issuer in our charter)

Florida

(State or other jurisdiction of incorporation or organization)

5999	20-3823853
(Primary standard industrial classification code number)	(I.R.S Employer Identification No.)

6334 Winfield Blvd. Margate, Florida 33063

954-801-3950

(Address and telephone number of principal executive offices)

Charles Monahan

6334 Winfield Blvd. Margate, Florida 33063

954-801-3950

(Name, address and telephone of agent for service)

Approximate date of commencement of proposed sale to the public:

March 2, 2006

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE (1)

Title of class of securities to be registered	Number of shares being registered	Price of each share	Amount of Registration Fee
Common Stock	181,000	$.10	$1.94

  Estimated solely for the purpose of calculating the registration fee, as relied upon in Rule 457, and using the current fee rate table provided at a rate of $.000107 per US dollar.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

This page is not part of the prospectus

Prospectus

PAWFECT FOODS, INC.

6334 Winfield Blvd. Margate, Florida 33063

954-801-3950

181,000 shares of Common Stock

The registration statement of which this prospectus is a part relates to the offer and sale of 181,000 shares of our common stock by the holders of these securities, referred to as selling security holders throughout this document. The Company is not offering any securities for sale and is not receiving any proceeds from this offering. The shareholders will sell at a price of $.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Termination of the offering will be 120 days after the effective date of this registration and we may or may not extend the offering for up to 60 days to a date not to exceed September 2, 2006 (Expiration Date).

Our common stock is not listed on any national securities exchange or the NASDAQ stock market.

We intend to have our stock quoted on the OTCBB. If and when such time our stock is quoted on the OTCBB, the securities will be priced at prevailing market prices or at privately negotiated prices. The selling security holders may offer their shares at those prevailing market prices or privately negotiated prices. The Company will pay all expenses of registering the securities. Our fiscal year end date is December 31.

These securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See "risk factors" beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. Shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is February 10, 2006

TABLE OF CONTENTS

Part I

  Front Cover Page of Prospectus 2
  Inside Front and Outside Back Cover Pages of Prospectus 3
  Summary Information 4

  Risk Factors Particular to Pawfect Foods, Inc. 5

      Our Success is Heavily Dependent Upon the Continued Participation of Charles Monahan our only Officer and Director, if we lose him our business will have no management.
      Mr. Monahan, our only officer and director, owns more than 93 percent of the Companys common stock, following this offering and may approve or take actions that may be adverse to your interests.
      If customers do not accept On-Line Marketplace for Pet Food Via the Internet, we will not generate revenue to operate.
      Charles Monahan, our only Officer and Director will only participate 80% of his time towards the business of Pawfect Foods, Inc., this may lead to slower development and growth.
      We are a development stage company and may not generate enough revenues to stay in business.
      There is no market for the companys securities and if no market develops investors will be unable to sell their securities

Other Investment Risk Factors 8

    Purchase of Penny stocks can be risky and therefore these securities will be more difficult to sell even if a market develops.
    Absence of Dividends Now and in the Near Future May Affect a Shareholders Return on Investment
  Determination of Offering Price 9
  Selling Security Holders 9
  Plan of Distribution 10
  Legal Proceedings 11
  Directors, Executive Officers, Promoters and Control Management 11
  Security Ownership of Certain Beneficial Owners and Management 12
  Description of Securities 13
  Interest of Named Experts and Counsel 16
  Disclosure of Commission Position on Indemnification for Securities Act Liabilities 16
  Description of Business 17
  Management's Discussion and Analysis or Plan of Operation 24
  Description of Property 27
  Certain Relationships and Related Transactions 27
  Market for Common Equity and Related Stockholder Matters 28
  Executive Compensation 28
  Financial Statements F-1
  Changes in and Disagreements with Accountants on Accounting and Financial Disclosure 37
  Validity of Common Stock 37

<Outside back Cover>

Until ______, (ninety days after the date of the final prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions

SUMMARY INFORMATION AND RISK FACTORS

Prospectus Summary

This prospectus contains statements about our future operations, which involve risks and uncertainties. Our actual results could differ in important ways from our anticipated future operations, due to many factors, including "risk factors" beginning on page 5 and other factors. Because this is a summary and the information is selective, it does not contain all information that may be important to you. You should read carefully all information in the prospectus including its detailed information and the financial statements and the explanatory notes before making an investment decision.

Our Company

We were incorporated in the State of Florida on November 15, 2005. Our principal executive offices are located at 6334 Winfield Blvd. Margate, Florida 33063. Our telephone number is 954-801-3950. We are authorized to issue common. Our total authorized stock consists of 50,000,000 common shares. Our fiscal year end date is December 31.

Our Business

Although we are a company in its development stage, we have a specific business plan of selling pet food via the internet utilizing our website that can now be viewed at Pawfectfoods.com. We also have targeted products that are offered on our website for immediate purchase, pending our credit card processing. We do not consider ourselves a blank check company for the above reasons as well as the fact that we have no preliminary agreements or understandings to enter into a business combination with another company nor plans to engage in a merger with an unidentified company. From January 2005 we have been preparing for the roll out of our intended website, investigating costs, contemplating website design and templates and products and constructing our intended website. We are developing a website (www.pawfectfoods.com) that will offer a comprehensive supply of pet foods on a retail basis. These products will be offered at retail prices. In addition to offering a modest array of products, we will feature tips and information that will enhance the knowledge of our potential customers. However, currently we do not have operations, or revenue sources. We have begun development of our website, but it is not yet complete. We obtained the domain name for our website, which is www.pawfectpaws.com. Our estimated costs for our first year of operations will be an estimated $4,450 to $5,700 along with nominal monthly expenses of $30 per month, as discussed in "Plan of Operation"

Summary Financial Information

The balance sheet information set forth below is derived from the unaudited balance sheet of the Company appearing elsewhere in this Prospectus.

December 31, 2005
Balance Sheet Data	unaudited

Total Assets	$ 20,084
Total Liabilities	-0-
Working Capital	$ 20,084
Total Stockholders Equity	$ 20,084

December 31, 2005
Income Statement Data	unaudited
Revenue	-0-
Expenses	$16
Net Income (Loss)	($16)

The Offering

As of December 31, 2005, we had 2,181,000 shares of our common stock outstanding. This offering is comprised of securities offered by selling security holders only. Although we have agreed to pay all offering expenses, we will not receive any proceeds from the sale of the securities. Offering expenses are estimated at approximately $7,400, of which $4,000 is for accounting, $150 for taxes and $1.94 for filing fees. Because our current assets are minimal and we have no revenue sources, management has paid the legal consulting expenses with no expense to the company. Management has not placed any cap on the amount it will financially assist the company, but will assist when and wherever he can, this is not a loan and no agreements were executed.

Risk Factors Particular to Pawfect Foods, Inc

A. Our Success is Heavily Dependent Upon the Continued Participation of Charles Monahan our only Officer and Director, if we Lose him our Business will have no management.

Our success is heavily dependent upon the continued active participation of our only officer and director, Charles Monahan. Mr. Monahan has no professional experience in the pet food industry, as discussed further on page 13 "Director, Executive Officers, Promoters and Control persons". Moreover, Mr. Monahan has limited Internet experience in establishing an Internet e commerce website and has created the website thus far. Currently Mr. Monahan is not involved with any other business ventures. The only conflict of interest we foresee is that our Mr. Monahan may devote time to projects that do not involve us.

    We do not maintain "key person" life insurance on Charles Monahan life.
    We do not have a written employment agreement with Charles Monahan.
    There can be no assurance that we will be able to recruit or retain other qualified personnel, should it be necessary to do so.

B. Mr. Monahan, our only officer and director, owns approximately 92 percent of the Companys common stock, following this offering and May Approve or take actions that may be adverse to your interests

Following this offering, Mr. Monahan, our only officer and director will own approximately 92 percent of the outstanding common stock and our voting power. As a result, he alone will be able to exercise control over many matters requiring approval by the board of directors or our stockholders. As a result, he will be able to:

    Control the composition of our board of directors;
    Control our management and policies;
    Determine the outcome of significant corporate transactions.

C. If Customers do not accept an On-Line Marketplace for Pet Food via the Internet, we will not generate revenue to operate

Our success depends upon the general acceptance of an on-line marketplace for Pet Food by consumers.

If customers do not embrace an online marketplace for Pet Food, we will be unable to generate revenue. The market for an electronic marketplace for Pet Food, particularly over the Internet, is in its early stages of development, but is evolving rapidly. We cannot assure that a sufficiently broad base of consumers and businesses will adopt, and continue to use, the Internet to obtain Pet Food, traditionally provided in person-to-person transactions.

We believe that acceptance of an online marketplace for Pet Food via the internet will depend on the following factors, among others:

* The growth of the Internet as a medium for commerce generally, and as a market for Pet Food products and services in particular

* Development of the necessary Internet network infrastructure to support new technologies and handle the demands placed upon us by our visitors

* Government regulation of the Internet towards the dissemination of Pet Food and related information

* A change in the perception among many consumers that an online marketplace is less dependable than obtaining Pet Food through more traditional methods

D. Charles Monahan, our only Officer and Director will only participate 80% of his time towards the business of Pawfect Foods, Inc., this may lead to slower development and growth.

Mr. Monahan, the Companys president, may participate in other business ventures, which may compete directly or indirectly with the Company, which may lead to less time devoted to the strategic development of the company. Additional conflicts of interest and non-arms length transactions may also arise in the future. Mr. Monahan plans to devote at least 80% of his time, towards the business of Pawfect Foods, Inc, which consists of 30 or more hours per week.

E. We are a Development Stage Company and may not generate enough revenues to stay in business

Because we are in the developmental stage an investor cannot determine if we will ever be profitable. We will experience financial difficulties during our operational development and beyond.

We may be unable to operate profitably, even if we develop operations and generate revenues. We plan to generate revenues from the sales of Pet Food and advertising through our planned website, but there can be no assurance that we will complete our website or that, if completed, our revenues will exceed our costs.

Investors have no basis upon which to judge our ability to develop our web site and are unable to forecast our future growth. We have no revenues or revenue sources and yet we have significant costs. We cannot assure that we will obtain the necessary working capital to develop our e commerce website. Furthermore, even if our e commerce website is completed, we cannot assure that our website will receive enough Internet traffic or purchases to generate revenues or achieve profitability.

F. There is no market for the companys securities and if no market develops investors will be unable to sell their securities

There is no established public trading market or market maker for our securities. There can be no assurance that a market for our common stock will be established or that, if established, a market will be sustained. Therefore, if you purchase our securities you may be unable to sell them. Accordingly, you should be able to bear the financial risk of losing your entire investment.

We may be unable to locate a market maker that will agree to sponsor our securities. Even if we do locate a market maker, there is no assurance that our securities will be able to meet the requirements for a quotation or that the securities will be accepted for listing on the OTCBB.

We intend to apply for listing of the securities on the OTCBB, but there can be no assurance that we will be able to obtain this listing.

Other Investment Risk Factors

A. Purchase of Penny Stocks Can be Risky and these securities will be more difficult to sell even if a market develops

In the event that a public market develops for our securities, such securities may be classified as a penny stock depending upon their market price and the manner in which they are traded. The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share whose securities are admitted to quotation but do not trade on the Nasdaq SmallCap Market or on a national securities exchange.

For any transaction involving a penny stock, unless exempt, the rules require delivery by the broker of a document to investors stating the risks of investment in penny stocks, the possible lack of liquidity, commissions to be paid, current quotation and investors' rights and remedies, a special suitability inquiry, regular reporting to the investor and other requirements. Prices for penny stocks are often not available and investors are often unable to sell such stock. Thus an investor may lose his investment in a penny stock and consequently should be cautious of any purchase of penny stocks.

B. Absence of Dividends Now and in the Near Future May Affect a Shareholders Return on Investment

We have never paid dividends. We do not anticipating declaring or paying dividends in the foreseeable future, and we intend to retain any future earnings to finance its growth. Our dividends will be at our Board of Directors discretion and contingent upon our financial condition, earnings and capital requirements. An investor should be aware that a dividend, either in cash or shares, may never be paid by the company and therefore, the shares of the company should not be purchase by an investor as an income producing security.

DETERMINATION OF OFFERING PRICE

There is no established public market for our shares. As a result, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value.

In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. The selling shareholders will sell our shares at $.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

SELLING SECURITY HOLDERS

The securities are being sold by the selling security holders named below.

Pursuant to this registration statement, when and if cleared by the Securities and Exchange Commission, these shares can be sold in any and all states that recognize an effective registration statement. The table indicates that all the securities held by each individual will be available for resale after the offering. We believe that the selling security holders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities. Charles Monahan, President, has no plans or intentions to use this registration statement.

NAME	RELATIONSHIP WITH ISSUER	AMOUNT BENEFICIALLY OWNED	AMOUNT TO BE OFFERED	AMOUNT PERCENTAGE OWNED AFTER OFFERING
Karen Feldheim	None	1,000	1,000	0%
Arthur Mayer	None	20,000	20,000	0%
Michael Bartolo	None	20,000	20,000	0%
Robert Downey	None	2,000	2,000	0%
Vaughan Lazar	None	20,000	20,000	0%
Nicole Lazar	None	1,500	1,500	0%
Filomena Garreffi	None	1,000	1,000	0%
Gail Dauch	None	1,000	1,000	0%
Sandra Uzzo	None	5,000	5,000	0%
Simone Bartolo	None	1,000	1,000	0%
Leslie Haupert	None	5,000	5,000	0%
Shawn Allen	None	1,000	1,000	0%
Myra Preston	None	2,500	2,500	0%
Lawrence S. Muchnick	None	1,000	1,000	0%
Ryan Albright	None	4,000	4,000	0%
Townsend Pillsbury	None	5,000	5,000	0%
Paul Bobst	None	1,000	1,000	0%
Mari Torres	None	7,500	7,500	0%
John Torres	None	1,000	1,000	0%
Cale Ozendes	None	25,000	25,000	0%
Kelli Pepitone	None	5,000	5,000	0%
Joseph Loeffler	None	5,000	5,000	0%
Cindyann Zirpoli	None	5,000	5,000	0%
Michael Zirpoli	None	5,000	5,000	0%
David Amelung	None	1,000	1,000	0%
Kathleen Zirpoli	None	1,000	1,000	0%
David Calderon	None	1,000	1,000	0%
Marc Burke	None	2,000	2,000	0%
Jade McGautha	None	1,000	1,000	0%
Michael Rosen	None	22,500	22,500	0%
Joseph Baratta	None	2,000	2,000	0%
Allen Druze	None	5,000	5,000	0%
  There are no relationships between any shareholders and the Company.

We intend to seek qualification for sale of the securities in those states that the securities will be offered. That qualification is necessary to resell the securities in the public market and only if the securities are qualified for sale or are exempt from qualification in the states in which the selling shareholders or proposed purchasers reside.

There is no assurance that the states in which we seek qualification will approve of the security resale.

If the securities are approved for a public market and the trading price of our common stock is less than $5.00 per share, our stock would be considered a penny stock and trading in our common stock would also be subject to the requirements of Rule 15g-9 under the Exchange Act. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements.

The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a "penny stock", including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. Such requirements may severely limit the liquidity of our common stock in the secondary market because few brokers or dealers are likely to undertake such compliance activities. Generally, the term "penny stock" refers to a stock with a market price of less than $5.00 per share, which is not traded on a national securities exchange or quoted on NASDAQ. An active trading market in our common stock may not be able to be sustained because of these restrictions.

PLAN OF DISTRIBUTION

The securities offered, by this prospectus may be sold by the selling security holders or by those, to whom such shares are transferred. We intend to have our stock quoted on the OTCBB.

If and when such time our stock is quoted on the OTCBB, the securities will be priced at prevailing market prices or at privately negotiated prices. The shareholders will sell at a price of $.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We are not aware of any underwriting arrangements that have been entered into by the selling security holders. The distribution of the securities by the selling security holders may be effected in one or more transactions that may take place in the over-the-counter market, including broker's transactions, privately negotiated transactions.

Any of the selling security holders, acting alone or in concert with one another, may be considered statutory underwriters under the securities act of 1933, if they are directly or indirectly conducting an illegal distribution of the securities on behalf of our corporation. For instance, an illegal distribution may occur if any of the selling securities holders provide us with cash proceeds from their sales of the securities.

If any of the selling shareholders are determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus.

In addition, the selling security holders and any brokers and dealers through whom sales of the securities are made may be deemed to be "underwriters" within the meaning of the securities act, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

The selling security holders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, accounts or loan transactions. Upon default by such selling security holders, the pledgee in such loan transaction would have the same rights of sale as the selling security holders under this prospectus. The selling security holders also may enter into exchange traded listed option transactions, which require the delivery of the securities, listed under this prospectus. The selling security holders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling security holders under this prospectus.

The selling security holders that during such time as they may be engaged in a distribution of the shares are required to comply with Regulation M under the Securities Exchange Act. With certain exceptions, Regulation M prohibits any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.

There can be no assurances that the selling security holders will sell any or all of the securities. In order to comply with state securities laws, if applicable, the securities will be sold in jurisdictions only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Under applicable rules and regulations of the exchange act, as amended, any person engaged in a distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one or five business days prior to the commencement of such distribution.

All of the foregoing may affect the marketability of the securities. Pursuant to the various agreements we have with the selling securities holders, we will pay all the fees and expenses incident to the registration of the securities, other than the selling security holders' pro rata share of underwriting discounts and commissions, if any, which is to be paid by the selling security holders.

LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings, which involve Pawfect Foods, Inc.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS
  Directors and Officers. Our Bylaws provide that we shall have a minimum of one director on the board at any one time. Vacancies are filled by a majority vote of the remaining directors then in office. The directors and executive officers of Pawfect Foods, Inc. are as follows:
NAME AND ADDRESS	AGE	POSITIONS HELD
Charles Monahan	59	President / Secretary / Treasurer

  Charles Monahan will serve as the director until our next annual shareholder meeting to be held within six months of our fiscal year's close or until a successor is elected who accepts the position.

  Directors are elected for one-year terms. Mr. Monahan will dedicate at least 80% of his time, which consists of 30 or more hours per week towards the business of Pawfect Foods, Inc., which also include, but not limited to, accounting and financial reporting.

  Mr. Monahan has been retired over the past five years, dedicating this time to researching the development of Pawfect foods and the products it intends to sell. Mr. Monahan has diligently researched many sources of premium and holistic type pet foods manufacturers throughout the United States. Moreover, Mr. Monahan had begun the construction of our planned website that will enable visitors of our website the ability to view different pet foods with detailed descriptions and pictures.

  Mr. Monahan has dedicated his time to the development of the company by implementing a business plan, raising capital, planning and designing the e-commerce website, product research and working on the registration statement.

  Significant Employees. Other than Charles Monahan, there are no employees who are expected to make a significant contribution to our corporation.

  Family Relationships. There are no family relationships among our officers, directors, or persons nominated for such positions.
  Legal Proceedings. No officer, director, or persons nominated for such positions and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of December 31, 2005, of our common stock (a) by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, and (b) by each of our directors, by all executive officers and our directors as a group.

To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.

  Security Ownership of Certain Beneficial Owners.
Title of Class	Name and Address	No. Of Shares	Nature of Ownership	Current % Owned
Common	Charles Monahan 6334 Winfield Blvd Margate FL 33063	2,000,000	Held of record	91.7%

  Security Ownership of Officers and Directors.
Title of Class	Name and Address	No. Of Shares	Nature of Ownership	Current % Owned
Common	Charles Monahan 6334 Winfield Blvd Margate FL 33063	2,000,000	Held of record	91.7%

  All officers and directors as group 2,000,000 Direct 91.7%

  Changes in Control.

There are currently no arrangements, which would result in a change in control of Pawfect Foods, Inc.

DESCRIPTION OF SECURITIES

The following description is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

The securities offered by this prospectus must meet the blue sky resale requirements in the states in which the proposed purchasers reside. If we fail to meet these qualifications, the securities may be deprived of any value.

We are authorized to issue maximum stock of 50,000,000 common. As of December 31, 2005 there were 2,181,000 common shares, issued and outstanding. The Board of Directors' authority to issue stock without shareholder consent may dilute the value of your stock.

COMMON STOCK

General.

We are authorized to issue 50,000,000 shares of common stock, $.001 par value.

As of December 31, 2005, there were 2,181,000 common shares issued and outstanding.

Voting Rights

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the holders of common stock holding, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Our principal stockholder and president, Charles Monahan, currently, owns approximately 92% of our common stock. Charles Monahan will have significant influence over all matters requiring approval by our stockholders, but not requiring the approval of the minority stockholders. In addition, Charles Monahan will be able to elect all of the members of our Board of Directors, allowing her to exercise significant control of our affairs and management. In addition, Charles Monahan may affect most corporate matters requiring stockholder approval by written consent, without a duly-noticed and duly-held meeting of stockholders

Dividend Policy.

All shares of common stock are entitled to participate proportionally in dividends if our Board of Directors declares them out of the funds legally available and subordinate to the rights, if any, of the holders of outstanding shares of preferred stock. These dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained for development of our business.

Any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors. Therefore, there can be no assurance that any dividends on the common stock will be paid in the future.

To date, we have never paid dividends. We do not anticipate declaring or paying dividends in the foreseeable future. Our retained earnings, if any, will finance the development and expansion of our business.

Our dividends will be at our Board of Directors' discretion and contingent upon our financial condition, earnings, capital requirements and other factors. Future dividends may also be affected by covenants contained in loan or other financing documents we may execute. Therefore, there can be no assurance that cash dividends of any kind will ever be paid.

Miscellaneous Rights and Provisions.

Holders of common stock have no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of our dissolution, whether voluntary or involuntary, each share of common stock is entitled to share proportionally in any assets available for distribution to holders of our equity after satisfaction of all liabilities and payment of the applicable liquidation preference of any outstanding shares of preferred stock.

SHARES ELIGIBLE FOR FUTURE SALE.

The 181,000 shares of common stock sold in this offering will be freely tradable without restrictions under the Securities Act.

In general, under Rule 144 as currently in effect, any of our affiliates, namely Charles Monahan, our President and only officer, and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for one year may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

Further, Rule 144A as currently in effect, in general, permits unlimited resales of restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least $100 million in securities or is a registered broker-dealer that owns and invests $10 million in securities. Rule 144A allows our existing stockholders to sell their shares of common stock to such institutions and registered broker-dealers without regard to any volume or other restrictions.

Unlike under Rule 144, restricted securities sold under Rule 144A to non-affiliates do not lose their status as restricted securities. However, in the event that a market develops for our common stock, Rule 144A would no longer be available.

EXPERTS

Our Financial Statements for the period from November 15, 2005 inception to December 31, 2005, have been included in this prospectus in reliance upon of Baum and Company, CPA's, independent Certified Public Accountants as experts in accounting and auditing.

The Validity of our common stock has been included in this prospectus in reliance upon Jonathan D Leinwand. P.A. as an expert.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We are authorized by our Bylaws to indemnify, agree to indemnify or obligate our company to advance or reimburse expenses incurred by our directors, officers, employees or agents in any proceeding as indicated in section 607.0850 of the Florida Statute, to the full extent of the laws of the State of Florida as now or hereafter exist.

A corporation shall have power to indemnify its director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

DESCRIPTION OF BUSINESS

Pawfect Foods is a development stage company and has no operations to date. We have already proceeded with our business plan with obtaining a domain name called www.pawfectfoods.com, purchased by our President at no cost to our company and have constructed an e-commerce website.

We intend to initiate a website that will offer a modest supply of pet foods to individual retail customers. To date our president has developed our website entirely without any cost to the company. Our president works 30 hours per week coordinating and constructing the website, procuring a web host, researching credit card online processing, investigating marketing strategies and negotiating with wholesalers and manufacturers. Our costs in developing operations have been minimal to date. However, we have expensed a $200 setup fee for credit card processing and an additional $30 per month. Moreover, we expect to utilize a third party consultant in the second half of our twelve month outlook to update and keep the website running efficiently at time-to-time as needed. Our products will be offered at retail prices. In addition to offering a modest array of products, we will pass on tips and information that we may acquire from the pet food manufactures of products we intend to sell. We do not intend to pay for such information. We will not charge for the dissemination of such tips and information. We intend to sell advertising banners to manufactures and retailers of pet clothing. We plan on utilizing Just-in-time inventory (JIT) or direct shipping of the products we intend to offer for sale on our website. We are currently reviewing our options to begin the operations of the e commerce website necessary to deliver our customers an interactive website that will enable consumers to view and purchase our products as quickly and efficiently as possible. There can be no assurance that we will be able to develop operations in this area, or any other area.

BUSINESS DEVELOPMENT.

We were incorporated in the State of Florida on November 15, 2005, for the purpose of providing an online marketplace for Pet Food through the Internet.

PRINCIPAL PRODUCTS AND SERVICES.

We have already obtained a domain name called www. Pawfectfoods.com. We have also completed the construction of our e-commerce website. We have obtained a web host named Network Solutions.com that has hosted our website with e-commerce capabilities at a cost of $349.50 per year, with a month to month basis thereafter with no agreements or contracts necessary. We believe that this will enable our e-commerce site to provide enough capacity to list a modest amount of products and facilitate online transactions. This service can be cancelled or upgraded at any time. Since we will rely on a third party to provide our Internet Service Provider to host our site we may experience interruptions in our website connection and our telecommunications access due to our reliance upon third parties. We anticipate that we will use software that is dependent on operating systems, database and server software developed and produced by and licensed by third parties.

As with most web host companies, they use proprietary and third party software installed on their systems which indirectly supports most if not all the web sites found on the web today including ours.

Therefore, we may discover errors and defects in this third party software and rely on the third parties to correct these errors and defects in a timely manner. We have not contacted any third party vendors or manufacturers about these softwares, as it is considered to be common practice of all web host providers to use third party software, such as Microsoft Windows, Linux or other operating systems and web page and host development software such as Microsoft Front Page and Macromedia Dreamweaver, without direct cost to us.

Accordingly, continuous or prolonged interruptions in our website connection or in our telecommunications access would also have an adverse effect upon consumer perception of our ability to provide information in a timely and efficient manner.

We plan on hiring a professional who specializes in the development and maintenance of Websites with e-commerce capabilities. At this time we have no other business ventures or opportunities other than the business of offering Pet Food via the internet. Furthermore, to date there have been no discussions or negotiations regarding any business combination. Management has never been involved in any past blank check offerings.

The discussion of our future business is management's best estimate and analysis of the potential market, opportunities and difficulties that we face. There can be no assurances that the underlying assumptions accurately reflect our opportunities and potential for success. Competitive and economic forces make forecasting of revenues and costs difficult and unpredictable.

We hope to develop and maintain a web site that provides an online marketplace for Pet Food. Our president has limited self-taught experience in the pet food industry and lacks experience in using the Internet as a point of sale. Our intention is to provide an interactive solution to improve the experience of purchasing Pet Food to potential retail customers through our website. Although we have no experience in using the Internet to improve the experience of purchasing Pet Food, the products and services we intend to offer below may assist.

We hope to develop our site to permit website visitors to do the following:

  Conveniently view and purchase Pet Food 24 hours a day 7 days a week.
  View tips and information that we intend to offer daily and customers will be able to search through an archive of tips and information as it builds.
  Cross geographical limitations by the ability to access our website worldwide to those visitors viewing our website in English, since we do not expect to offer our website in different languages and we do not expect to convert our website to any other language nor extend any special customer service to these countries. Most popular search engines such as www.Google.com can be accessed worldwide, and in turn consumers may click on our website from other countries located in or near the United States, such as the Caribbean Islands or as far as Europe. Some of these countries outside the United States may not have the abundance of readily available Pet Food. Therefore, we hope to provide our services to those countries that may be actively seeking Pet Food from the United States. We have not conducted any research to support this and its management assumption that this may hopefully be the case.
  Post banners ads for pet groomers and those who sell pet clothing, and for other interested third parties.
  View information about the products in a more detailed and informative manner.

In summary our planned sources of revenue will be derived from the following:

  The sale of Pet Food
  Banner Ads

We intend to offer consumers a modest array of Pet Food at retail prices. We intend to emphasize the sale of premium dog and cat food as well as treats, which are not available in supermarkets, warehouse clubs or mass merchandisers. Our two major brands are Merrick and The Honest Kitchen.

We have not developed criteria for pricing of the advertising space; however, we anticipate pricing will be based upon advertisement size, web page placement, content requirements, contract duration and other factors.

We plan to process all orders by on line credit card or cyber cash systems, but we currently have not developed any relationships or contracts to process online orders. As discussed in our "Plan of Operations", Charles Monahan will work together with our hosting company to assist us at no extra charge to introduce us to a credit card processing company with e commerce support, to allow our visitors to purchase our products at anytime and anywhere, 24 hours a day. Those individuals who wish to purchase products through our website can do so without any subscription fees. The site is welcome to all retail customers.

Our intention, once our website is completed is to develop a personalized interactive online retail pet food store where a visitor can view and purchase a modest array of premium pet food with an in depth product description which may not be offered elsewhere.

DISTRIBUTION.

We plan to deliver our services through our website. We will be purchasing our products either directly from manufactures or through wholesalers. With either supplier we expect to utilize either a minimal amount of inventory or a just in time (JIT) inventory method and utilize third party shippers such as USPS, UPS and Fedex. Furthermore, when available we expect to have our suppliers direct ship.

NEW PRODUCTS OR SERVICES.

Some of the products we intend on offering immediately on our website are as followed:

Pet Food

We emphasize premium dog and cat food and treats, which are not available in supermarkets, warehouse clubs or mass merchandisers. Our two major brands are Merrick and The Honest Kitchen.

  Merrick brand foods

The Merrick brand offers holistic can entrées read like a menu at a five star gourmet restaurant and are unique to say the least. These meals combine the fine quality of human grade ingredients from the protein sources that we use as the number one ingredient to the fresh vegetables and fruits that we add to all of these special dishes.

Canned Dog Food
Puppy Plate	Puppy Plate has plenty of high quality proteins to keep them healthy: Turkey, Duck and Chicken mixed with hearty whole grains, delicious vegetables and fruits.
Wilderness Blend	The original flavor of Buffalo, the untamed taste of Venison and the bold fresh taste of Salmon all mixed together for an excursion of the palate
Working Dog Stew	The aroma of country fixins fills the air. The hearty taste of beef tripe, gravy, sweet potatoes, and carrots
Campfire Trout Feast	Campfire Trout Feast is prepared with Trout, Yukon Gold Potatoes, Carrots, Zucchini, & Fuji Apples.
Napa Valley Picnic	The sweet smell of duck, fresh vegetables and delicious fruits are ready to be served.
Thanksgiving Day Dinner	Happy Thanksgiving from our family to yours. Thanksgiving Day Dinner is prepared with Turkey, Sweet Potatoes, Carrots, Green Beans, & Granny Smith Apples.

Sample Label (Campfire Trout Feast)

Campfire Trout Feast
You're on the banks of the Rio Grande River next to a campfire with your beloved dog. Under the stars, the two of you feast on freshwater trout and all of the fixins'. Life is good. Campfire Trout Feast is prepared with Trout, Yukon Gold Potatoes, Carrots, Zucchini, & Fuji Apples.

Guaranteed Analysis
Crude Protein    (Min.)     9.00%
Crude Fat          (Min.)     5.00%
Crude Fiber      (Max.)     1.00%
Moisture          (Max.)    78.00%

Calorie Content
1119 kcal/kg - A 13.2 oz. can provides 422 kcal of metabolizable energy, calculated value.

Ingredients:
Trout, Salmon Broth, Fresh Yukon Gold Potatoes, Fresh Carrots, Fresh Zucchini, Fresh Fuji Apples, Olive Oil, Lemon, Cassia Gum, Carrageenan, Potassium Chloride, Sodium Tripolyphosphate, Guar, Yucca Schidigera Extract, Dill, Choline Chloride, Salt, Lecithin, Zinc Amino Acid Complex, Mixed Tocopherols, Iron Amino Acid Complex, Vitamin E Supplement, Manganese Amino Acid Complex, Vitamin B12 Supplement, Vitamin A Acetate, Copper Amino Acid Complex, d-Calcium Pantothenate, Vitamin D3 Supplement, Niacin, Riboflavin Supplement, Biotin, Ethylenediamine Dihydriodide, Pyridoxine Hydrochloride, Folic Acid, Thiamine Mononitrate, Sodium Selenite.

Canned Cat Food
Southern Delight

This delicious dish offers a classic medley of plenty of Chicken, Cat Fish and Craw Fish to boot. We sprinkle these tasty vittles of protein with fresh Carrots, fresh Zucchini and fresh Granny Smith Apples

Surf & Turf	Straight from the sea to your dining table arrives Pacific Salmon, New England Lobster and Crab, savory shrimp along with American fed Beef to meet in a whirlpool of delicious delights
Grammys Pot Pie	The scent of tender chunks of real chicken smothered in seasoned gravy, fresh carrots, peas and red jacket new potatoes fill the house
Cowboy Cookout	Savory beef stew made with delicious fresh vegetables smothered in gravy
New England Boil	Nothing beats this pot full of treasures from the sea as we combine the great taste of White Fish, Lobster, Crab, Shrimp and Sardines all mixed together in this special recipe
Turduken	The exquisite pairings of turkey, duck and chicken lay hiding in every sensational bite. this sensational trio is complimented with farm grown sweet potatoes, peas, carrots and savory cranberries

Sample Label (New England Boil)

New England Boil 5.5oz
This delicious and traditional dish from our friends in New England is loaded with flavor and big on taste. We love this one of a kind seafood treat we like to call our version of a New England Boil. Nothing beats this pot full of treasures from the sea as we combine the great taste of White Fish, Lobster, Crab, Shrimp and Sardines all mixed together in this special recipe. We then add in the freshness of Red Jacket New Potatoes, Fresh Carrots, Fresh Snow Peas and Fresh Red Delicious Apples to top off this regional favorite. Your cat in the burbs will be the Freshest Catch on the block when the rest of the alley hears what you cooked up for them.

Guaranteed Analysis
Crude Protein    (Min.)     10.00%
Crude Fat          (Min.)     3.00%
Crude Fiber      (Max.)     1.50%
Moisture           (Max.)   78.00%
Ash                  (Max.)     1.80%
Magnesium       (Max.)       .025%
Taurine             (Min.)       .08%

Calorie Content
1065 kcal/kg - A 5.5oz. can provides 133 kcal of metabolizable energy, calculated value.

Ingredients:
Whitefish, Sardine, Chicken Broth, Lobster, Crab, Shrimp, Fresh Red Jacket New Potatoes, Fresh Carrots, Fresh Snow Peas, Fresh Red Apples, Dried Egg, Olive Oil, Dried Cranberry, Cassia Gum, Carrageenan, Potassium Chloride, Tricalcium Phosphate, Choline Chloride, Salt, Taurine, Mixed Tocopherols, Vitamin E Supplement, Yucca Schidigera Extract, Zinc Amino Acid Complex, Iron Amino Acid Complex, Manganese Amino Acid Complex, Vitamin B12 Supplement, Copper Amino Acid Complex, d-Calcium Pantothenate, Vitamin A Acetate, Niacin, Lecithin, Vitamin D3 Supplement, Riboflavin Supplement, Folic Acid, Ethylenediamine Dihydriodide, Cobalt Glucoheptanate, Pyridoxine Hydrochloride, Biotin, Thiamine Mononitrate, Sodium Selenite

  The Honest Kitchen brand Foods

All of our Honest Kitchen brand dog food and dehydrated raw dog food products are formulated to meet the AAFCO nutrient profiles for dogs and you don't have to add anything to make them ' complete'. However, the original idea behind these diets was as a base for a raw or other home made diet and to facilitate that, they are somewhat 'lite' in terms of fat and protein, so that your own choice of raw, or cooked, meat can be added, if desired.

It is entirely a matter of personal choice (and your dog's taste!) whether you add in extra meat and other ingredients, or not. Most people with younger and more active dogs like to mix in the additional meat, and those with senior or overweight animals usually prefer to feed the organic dog food alone.

Currently we offer three type of recipes:

    Verve: This food is ideal for adult maintenance, for dogs who do well with some grain in their diets. Verve is a low fat, low calorie formula, with beef as the protein source.

    Verve is a combination of 100% human food grade organic rolled barley, organic rolled rye, beef, organic rolled oats, organic flaxseed, carrots, alfalfa, potatoes, eggs, spinach, red and green bell peppers, apples, chicory, parsley, cranberries, rosemary, peppermint, vitamins and minerals.

    Verve Nutritional Analysis (Dry Matter Basis)
    Protein 21.0% (min)
    Fat 7.5% (min)
    Fiber 5.0% (max)
    Moisture 7.8% (max)
    Calcium 1.4% (min), 1.6% (max)
    Phosphorus 0.95% (min), 1.1% (max)
    Magnesium 0.14% (min), 0.16% (max)
    Sodium 0.14% (min), 0.16% (max)

    Ingredients: 100% human grade Organic Rolled Rye, Organic Rolled Barley, USDA Beef, Organic Flaxseed, Organic Rolled Oats, Carrots, Alfalfa, Potatoes, Eggs, Red and Green Bell Peppers, Spinach, Apples, Cranberries, Chicory, Parsley, Rosemary, Peppermint and Vitamins and Minerals: Tricalcium Phosphate, Choline Chloride, Vitamin D3 Supplement, Vitamin E Supplement, Iron Amino Acid Chelate, Zinc Amino Acid Chelate, Potassium Iodide, Potassium Chloride, Copper Amino Acid Chelate

    Force: Force is a delicious offering for adult dogs who are intolerant of grains. Force is formulated with moderate protein, higher fat and total calories, with a moderate level of carbohydrates.

    This food is made from 100% human food grade chicken, organic flaxseed, potatoes, celery, cabbage, sweet potatoes, zucchini, green beans, apples, honey, alfalfa, kelp, yogurt, bananas, papayas, basil, garlic, rosemary, vitamins and minerals.

    Force Nutritional Analysis (Dry Matter Basis)
    Protein 21.0% (min)
    Fat 14.0% (min)
    Fiber 5.5% (max)
    Moisture 7.0% (max)
    Calcium 1.6% (min), 1.8% (max)
    Phosphorus 1.0% (min), 1.2% (max)
    Magnesium 0.09% (min), 0.16% (max)
    Sodium 0.2% (min), 0.38% (max)

    Ingredients: 100% human food grade USDA Chicken, Organic Flaxseed, Potatoes, Celery, Sweet Potatoes, Apples, Alfalfa, Kelp, Honey, Zucchini, Green Beans, Cabbage, Bananas, Papayas, Yogurt, Basil, Garlic, Rosemary and Vitamins and Minerals: Tricalcium Phosphate, Choline Chloride, Vitamin D3 Supplement, Vitamin E Supplement, Iron Amino Acid Chelate, Zinc Amino Acid Chelate, Potassium Iodide, Potassium Chloride, Copper Amino Acid Chelate.

    Embark: This diet is made with limited carbohydrates and high protein to support muscle structure and function, and promote lean body mass. It is particularly suited to puppies and more active dogs and is ideal for those who are intolerant of grains.

This food is made from 100% human food grade turkey, organic flaxseed, potatoes, celery, spinach, carrots, coconut, apples, organic kelp, eggs, sesame seeds, bananas, cranberries, rosemary, vitamins and minerals.

Embark Nutritional Analysis (Dry Matter Basis)
Protein 29.0% (min)
Fat 16.0% (min)
Fiber 9.6% (max)
Moisture 7.8% (max)
Calcium 1.6% (min), 1.8% (max)
Phosphorus 1.0% (min), 1.2% (max)
Magnesium 0.18% (min), 0.21% (max)
Sodium 0.5% (min), 0.56% (max)
Folic Acid 1.6 mg/kg

Ingredients: 100% human food grade turkey, organic flaxseed, potatoes, celery, spinach, carrots, coconut, apples, kelp, eggs, sesame seeds, bananas, cranberries, rosemary, vitamins and minerals: Tricalcium Phosphate, Choline Chloride, Vitamin D3 Supplement, Vitamin E Supplement, Iron Amino Acid Chelate, Zinc Amino Acid Chelate, Potassium Iodide, Potassium Chloride, Copper Amino Acid Chelate.

These products are readily supplied by our local wholesaler.

COMPETITIVE BUSINESS CONDITIONS.

The conventional method of purchasing and selling Pet Food for at least the past fifty years has been through person-to-person meeting or brick and mortar type retail stores. The public has been reticent to new vehicles or formats through which they would purchase and sell Pet Food. Competition among online retailers has increased as a result of the attractive commercial medium provided by the Internet and the relatively low barriers to enter this market. Therefore, we believe the success of online retailers will depend on their ability to develop brand awareness, offer competitive prices on a broad selection of products, and provide compelling content and superior customer service.

Despite the convenience of the services offered over the Internet or prospectively over the anticipated completion of our website, many consumers will view conventional methods of obtaining Pet Food more convenient and offering better customer service.

We will face intense competition in all aspects of the Pet Food industry.

We will compete with brick and mortar type retail stores as well as on line retailers that also provide Pet Food products and services to the public. These companies may offer convenience and customer service superior to our company. In addition, these companies may have better marketing and distribution channels.

In review of other website based businesses of premium Pet Food, such as www.karmaorganic.com, www.canidae.com and www.naturapet.com, offer similar products as we intend to offer.

We intend to build a website that is easy to use that offers a wide product selection at competitive prices. We believe potential customers would be drawn to our website instead of to other companies they are familiar with because they would be able to choose from an array of products, quickly and easily, allowing them the freedom to carry on with their own business. Also, with our dedication to holistic and premium pet foods, which is not available in supermarkets or most warehouse type stores, we hope to capture the customer who demands a better food with holistic ingredients for their pets.

The pet food industry is fragmented and regionalized. Our competitive position within the industry is small in light of the fact that we have not started our operations. Older, well established pet food stores with records of success will attract qualified clients away from us. Since we have not started operations, we cannot compete with them on the basis of reputation. We do expect to compete with them on the basis of price, service and selection. We intend to be able to attract and retain customers by offering a breadth of product selection on our website through our relationships with various manufacturers of holistic premium pet food. We will offer attractive, competitive pricing and will be responsive to all our customers' needs. We intend to offer the manufacturers advertising to our database of pet owners that we will develop through our multi-focused marketing and advertising campaign, as explained further in Plan of Operation, where we will utilize as many different marketing outlets as feasible, such as flyers and mailers, industry magazines, newspapers and banner ads placed on other websites.

Once our intended products are offered on our website, we feel that we can better maximize the profit potential and the efficiency of this outlet because most websites that do not offer a wide range of holistic premium pet food or only do so on an informational basis only, which the customer seeking those products would have to seek out the brick and mortar type retail outlet, which may or may not be in local distance of the customer. Also, other companies make the process of searching for products more difficult than our intended site. With our drop down menus, search capability, product pictures and description at every step, as well as email verification of their order will help assist our customers navigate quickly through our website in hopes of a better shopping experience.

Additionally, we believe our free informative services allow consumers an added benefit.

However, there can be no assurance that we will be able to compete effectively in this highly competitive industry, which could have a material impact upon market acceptance of our website and the products we wish to sell.

SOURCES AND AVAILABILITY OF RAW MATERIALS.

As of the date of this prospectus, we have no raw materials or suppliers.

CUSTOMER BASE.

As of the date of this prospectus, we have no customers. If we are able to establish a customer base in the future, we do not anticipate we will depend on one or a few major customers. There can be no assurance that this assumption is correct.

INTELLECTUAL PROPERTY.

We do not have any trademarks, patents, licenses, royalty agreements, or other proprietary interest.

GOVERNMENTAL REGULATION ISSUES.

We are not now affected by direct government regulation, generally and laws or regulations directly applicable to access to or commerce on the Internet. However, due to increasing usage of the Internet, a number of laws and regulations may be adopted relating to the Internet, covering user privacy, pricing, and characteristics and quality of products and services. Furthermore, the growth and development for Internet commerce may prompt more stringent consumer protection laws imposing additional burdens on those companies conducting business over the Internet. The adoption of any additional laws or regulations may decrease the growth of the Internet, which, in turn, could decrease the demand for Internet services and increase the cost of doing business on the Internet. These factors may have an adverse effect on our business, results of operations and financial condition.

Moreover, the interpretation of sales tax, libel and personal privacy laws applied to Internet commerce is uncertain and unresolved. We may be required to qualify to do business as a foreign corporation in each such state or foreign country. Our failure to qualify as a foreign corporation in a jurisdiction where we are required to do so could subject us to taxes and penalties.

Any such existing or new legislation or regulation, including state sales tax, or the application of laws or regulations from jurisdictions whose laws do not currently apply to our business, could have a material adverse effect on our business, results of operations and financial condition.

RESEARCH AND DEVELOPMENT.

To date, we have not undergone any research and development.

ENVIRONMENTAL LAW COMPLIANCE

The extent which environmental compliance may be necessary, we do not anticipate any significant compliance expense.

EMPLOYEES

We currently have one employee, Charles Monahan, our president and sole director, who works for our corporation part-time, which consists of 30 or more hours per week. We have no employment contracts and our employee is not a union member or affected by labor contracts.

WHERE YOU CAN FIND MORE INFORMATION

After the effective date of this document, we will be a reporting company under the requirements of the Exchange Act and will file quarterly, annual and other reports with the Securities and Exchange Commission. Our annual report will contain the required audited financial statements.

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act, which contain similar information. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

PLAN OF OPERATIONS

Pawfect Foods is a development stage company and has no operations to date. The Pawfect Foods, Inc.s business plan is to become actively engaged in providing an online marketplace for Pet Food, via the Internet. Currently we have obtained a domain name called www.Pawfectfoods.com. We have also obtained a web hosting provider, to provide us with the necessary disk space capacity for our website and email capability for the next 12 months. We have also posted our nearly completed e-commerce website, to introduce ourselves to potential customers.

During the next twelve months we plan to satisfy our cash requirement by current cash on hand.

We anticipate that we will meet our cash requirements for the foreseeable future with current cash on hand, which as of December 31, 2005 is $20,084.

Our strategic business plan contains a 4 stage operating strategy for the next twelve months.

Milestones to be funded with available funds
Stage One
Milestone	Time Needed	Funds Needed
Web Host	completed	Paid
Credit Card Processing	45-60 days	$200 setup & $30 monthly
Completion of Website	15-30 days after credit card processing becomes available	$0
Stage Two
Milestone	Time Needed	Funds Needed
Manufacturer & Supplier negotiations	30-45 days	none
Marketing	60-90 days	$3,250-$4,000
Stage Three
Milestone	Time Needed	Funds Needed
Hire Tech Consultant	30-45 days	$1,000-$1,500

It is with this plan that will pave the way to allow us to focus on developing and executing our interactive e commerce website that will offer our visitors a 24 hr access to an online marketplace, see principal products and services. .

24-

The three stages of our strategic plans are as followed:

Firstly, to prepare for the roll-out of our website we have already obtained the necessary web hosting service and posted our website, which contains a modest array of products. Our e commerce website will offer our visitors the capability to access our site 24 hrs a day and allow consumers to simply click on the "add to cart" button to add products to their virtual shopping cart. Consumers will be able to add and subtract products from their shopping cart as they browse around our online store prior to making a final purchase decision, just as in a physical store. Also, as an added benefit we will have email verification of the customers order sent immediately after the order is placed. Our next step, with the guidance of Network Solutions, our web host, will be to procure credit card processing. As of the date of this prospectus, we have not yet determined which company will be providing us with credit card processing. However, we are currently reviewing our choices with the assistance of Network Solutions, who is not charging the company any additional fees to do so. Although our website is fully operational at this time, to enable someone to search the website, read details about different products and select products by means of filling the online shopping cart for purchasing and email a link to friends of the products that may interest them. The only thing customers will not be able to do at this time is to actually complete the order, since we are still without credit card processing, which will enable us to accept credit card for payment of merchandise. We expect this phase to be completed within 45-60 days, with an expected cost of a $200 setup fee and a reoccurring $30 a month fee.

Once the credit card application and setup is completed we will then make the necessary revisions to our website to allow orders to take place. Furthermore, it will also allow our visitors the capability of purchasing products, through a secured page within the site to ensure privacy and the integrity of personal information

We will also maintain a sign in book for all those who visit our site, in order to build a database of individuals who indicated an interest in our services. Space will be allotted through all the pages of the website to allow placement of banner ads and links for those companies interesting in purchasing advertisement space on our site. We expect this phase to begin within 15 to 30 days, after the filing of the final prospectus with no material costs.

Our second stage will be focused on establishing a relationship with the manufacturers of Pet Food of both industry leaders and smaller, new manufacturers. However, initially, we expect to obtain our products through local wholesalers allowing us to utilize a just-in-time inventory by purchasing items as orders come in and immediately ship out and in other cases have the wholesaler directly ship the products for us. In either circumstance, it will allow us not to maintain an inventory of our own, which we hope will keep our operating costs low and pass the savings to our customers. Shipping charges will be estimated on the basis of weight and speed of delivery of each order. We expect to utilize US Postal Service, UPS, and Fedex. Their costs vary and will be directly determined by their prevailing rates.

To date, we have no agreements, nor contracts, with the suppliers of the products we will be offering on our website. However, we have started the preliminary steps in offering the products we intend to sell, by utilizing local wholesale suppliers, in which we plan on using a just-in-time inventory with a cash and carry method of payment and we can begin researching products we wish to sell and update the website accordingly. No contracts, agreements, nor permission are needed in posting these products on our website. In this manner, we hope to offer a modest amount of products on our website for sale immediately, pending the procurement of the credit card processing.

We intend to contact and negotiate with large manufacturers to offer their products on our website in a bulk type method. We hope to negotiate special deals or packaging, that differentiate from those offered by our competitors, by offering packaged products in bulk or multi-product gift sets, which by our research is not offered by other pet food supply stores. We also intend to contact smaller, recently formed manufacturers to offer their products on a more exclusive basis. We believe that by offering a generic more economical line of products through a smaller manufacturer we can in exchange offer that manufacturer an exclusive opportunity to sell only their brand of a single particular product and pass the savings to the consumer. For example, if we can negotiate the sale of a particular line dog and cat treats from a small manufacturer with the understanding that we would only sell their treats in hopes to get an advantage of better pricing that we can pass on to the customer. We expect to utilize this type of exclusivity on only a small number of products and to date we have not determined which products to seek out for exclusive sales. This method does not preclude the sale of their products to other companies in the similar business as ours, it will just offer the sale of their products on our website with the advantage of no other competition.

We expect to contact and negotiate the necessary packaging and agreements to supply within 30-45 days of this stage. As more products are added and as our customer data base expands, we will have to be continually upgrading the website. As additional agreements are made with suppliers, we will up-grade the website. As our customer base increases we will upgrade the data base. Both upgrades will be ongoing during the life of our operations.

Also, during this stage, we will be beginning our marketing plan. Our marketing plan contains a 3-step plan.

  The first step of our marketing plan is to initiate a comprehensive e mail advertising program targeting those individuals seeking to purchase Pet Food or have indicated an interest in our type of services.

These individuals would be those who have voluntarily signed up to receive these email messages about specific topics and are more likely to read them, a contact information listing of these individuals can be purchased from most marketing and research firms, however we have not yet contacted any firms who may such lists. We will also maintain a sign in book for all those who visit our site, visited by the individuals who finds our website through a search engine, in order to build a database of individuals who indicated an interest in our services or the services of our members. Response rates are expected to average between 3% to 5%. These efforts will result in company web site visits by these individuals because they have an interest in our products and services and can click through hyperlinks created in the our email announcement. Each email message will contain a header that specifies that the email announcement were sent to the recipient because they had subscribed to a particular service.

We expect to maintain a clean corporate image by practicing "etiquette" when sending email messages. In order to differentiate between email messages that are voluntarily requested and true "spamming" from unwelcome sources, we plan to only send targeted email to those individuals who have voluntarily requested to receive such announcements, and always give the participants the option to remove themselves from the email lists.

We expect this phase to cost an estimated $250-$500 for the marketing leads.
  The second Phase of the marketing plan is to submit our domain name on free search engines such as: www.excite.com, www.finalsearch.com, www.findlink.com, www.discoverit.com, www.hotbot.com. In an effort to increase traffic to our site, we will add our website address to as many as 1000 search engines. Individuals who visit theses search engines when searching for website that contain Pet Food will then have a choice of many websites to choose from, which may include ours, to satisfy their informational needs when searching for Pet Food related information on these types of search engines.

This is accomplished by entering meta tags to our website as well as at the time of adding our address to each search engine, which aid the search engine in completing a search of websites that an individual is looking for. Meta Tags are used as part of the codes embedded in a website that describe what your website is, through keywords or phrases, so that search engines can recognize each website and display them in their search engines when a search criteria is done by someone searching for a particular website. These meta tags may include key words or phrases, such as; pet food, holistic pet food, dog cat, treats. These types of free services that the search engines provide can be an invaluable and cost effective way of marketing our products and service. We expect to use a third party to offer a service whereby they will advise as to what meta tags should be used and its placement, as well as the submission of our site to over 1000 search engines. To date, we have not identified yet identified this third party. We expect this phase to cost an estimated $200 to $300.

  The third step is to begin a traditional advertising campaign by the use of flyers and mailers, trade magazines, conventions and conferences and newspapers. We also intend to place banner ads on other websites that sell pet clothing and groomers to allow a link of our website to be placed on their website. We have researched that expensing a companys banner ad by the number of hits that are made will be better served.

An average of $.01 to $.05 per hit will be charge depending on the size and placement of the ad and also for length of time its placed. We expect this phase to cost an estimated $3,000 to $3,200. A further breakdown illustrates our estimates:

Flyers and Mailers : $500-$700

Magazines, Newspapers: $1,500

Banner ads : $1,000

Our forth and final stage of our plan takes place at months 6 through 12, where the customers acknowledgement and awareness of our website is forming, through a fully functioning website capable of generating revenue. It is at this phase where we must maintain our site more frequently, as a larger load of products and information is expected to be uploaded to the website. As well as to test and provide up-to-date technology for a smooth delivery of an online marketplace. We will take every step to assure our visitors a pleasurable and informative visit to our site to obtain their consumer loyalty and repeat business. We will construct a customer database to disseminate promotional offers to our customers and discount coupons for repeat customers to entice them to recommend our site to other individuals who express an interest in our services. We expect an estimated cost of $800 to $1,250 during this phase to hire a technical web consultant to update and maintain efficiency.

We anticipate that if our e commerce website becomes operational within the above timeline, we will generate revenues from the sale of products offered on the website, and though the sale of advertisements. There is no assurance that we will be successful within the products we offer or advertising on our website. We have no other sources of revenue. As such, if we are not successful in this regard, we will be unable to achieve revenues under our current business plan.

We do not anticipate significant research and development expenses over the next twelve months. We do not expect to purchase or sell any plant and significant equipment or make any significant changes in the number of employees over the next twelve months.

DESCRIPTION OF PROPERTY

We are presently using office space provided by our President, Charles Monahan, without charge or contract for lease, at his residence 6334 Winfield Blvd. Margate, Florida 33063. We feel that this space is adequate for our needs at this time, and we feel that we will be able to locate adequate space in the future, if needed, on commercially reasonable terms.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 18, 2005, 2,000,000 shares of common stock were sold to Mr. Monahan for $2,000. Other than the sale of shares to our President and Director, Charles Monahan, we have not entered into any transactions with our officers, directors, persons nominated for such positions, beneficial owners of 5% or more of our common stock, or family members of such persons. We are not a subsidiary of any other company. Our President, Charles Monahan, was our only promoter.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Information. Our common stock is not traded on any exchange. We plan to eventually seek listing on the OTCBB, once our registration statement has cleared comments from the Securities and Exchange Commission, if ever. We cannot guarantee that we will obtain a listing. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. In the event of this registration statement being cleared from comments by the Securities and Exchange Commission, we plan to enlist a market maker to file an application in order to have our stock quoted on the OTC Bulletin Board.

Holders. As of December 31, 2005, there were approximately 33 holders of record of our common stock.

A total of 2,000,000 shares of common stock were issued to our officer and director on November 18, 2005, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition

The 181,000 shares offered for sale in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

Dividends. We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors, as the Board of Directors deems relevant.

EXECUTIVE COMPENSATION

No executive or director compensation has been paid since our inception, nor are there any plans to accrue them, to date. We have no employment agreements, nor consulting agreements with any of our officers or directors. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers or directors.

There are no stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

FINANCIAL STATEMENTS

BAUM & COMPANY, P.A.

Certified Public Accountants

1515 University Drive, Suite 2226

Coral Springs, Florida 33071

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Pawfect Foods, Inc.

Margate, Florida

We have audited the accompanying balance sheet of Pawfect Foods, Inc. (A Development Stage Company) as of December 31, 2005 and the related statements of operations, stockholders' equity and cash flows for the period commencing November 15, 2005 (date of inception) to December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New Pawfect Foods, Inc. (A Development Stage Company) as of December 31, 2005 and the results of their operations and their cash flows for the period commencing November 15, 2005 (date of inception) to December 31, 2005, in conformity with U.S. generally accepted accounting principles.

Coral Springs, Florida

February 6, 2006

/s/ Baum & Company, P.A.

PAWFECT FOODS, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

DECEMBER 31, 2005

ASSETS
Current Assets
Cash	$ 20,084
Total Assets	$ 20,084

LIABILITIES AND STOCKHOLDERS EQUITY

Liabilities	$ -

Stockholders' Equity

Common Stock, $.001 par value; 50,000,000 authorized
2,181,000 issued and outstanding	2,181
Additional Paid in Capital	17,919
Accumulated Deficit during Development Stage	(16)
Total Stockholders' Equity	20,084
Total Liabilities and Stockholders' Equity	$ 20,084

See accompanying notes to financial statements.

PAWFECT FOODS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

THE PERIOD NOVEMBER 15, 2005 (DATE OF INCEPTION)

TO DECEMBER 31, 2005

November 15, 2005 (date of inception) to December 31, 2005

Revenue	$ -

Expenses	$ 16

Net Income (Loss)	$ (16)

Net Income (Loss) per Common Shares
Outstanding-Basic and Diluted	$0.00

Weighted Average of Shares Outstanding	2,090,500

See accompanying notes to financial statements

PAWFECT FOODS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS EQUITY

FROM NOVEMBER 15, 2002 (DATE OF INCEPTION) TO DECEMBER 31, 2005

	COMMON	COMMON	ADDITIONAL	DEFICIT	TOTAL
	STOCK	STOCK	PAID IN	DEVELOPMENT	STOCKHOLDERS
	SHARES	AMOUNT	CAPITAL	STAGE	EQUITY

BEGINNING BALANCE NOVEMBER 15, 2005 (INCEPTION)	$ -	$ -	$ -	$ -	$ -

ISSUANCE OF COMMON STOCK TO FOUNDER
AT PAR VALUE	2,000,000	2,000	-		2,000

ISSUANCE OF COMMON STOCK FOR CASH	181,000	18	18,082		18,100

NET PROFIT (LOSS) DECEMBER 31, 2005				(16)	(16)

BALANCE DECEMBER 31, 2005	2,181,000	$ 2,018	$ 18,082	$ (16)	$ 20,084

See accompanying notes to financial statements.

PAWFECT FOODS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

THE PERIOD NOVEMBER 15, 2005 (DATE OF INCEPTION)

TO DECEMBER 31, 2005

November 15, 2005 (date of inception) to December 31, 2005

Cash Flows form Operations:	-16

Net Income (Loss)	$ (16)
Net Cash (used) by Operating Activities	$ (16)

Cash Flow from Financing Activites

Issuance of Common Stock to Founder	2,000
Issuance of Common Stock for Cash	18,100

Net Cash Provided by Financing Activities	14,500
Net Increase (Decrease) in Cash	20,084

Cash, Beginning	-
Cash, Ending	$ 20,084

Supplemental Disclosure

Interest Paid	$ -
Taxes Paid	$ -

Non Cash Financing Activities:

On November 22, 2005, 2,000,000 share of common stock was issued for $2,000 subscription receivable.

See accompanying notes to financial statements.

PAWFECT FOODS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005

NOTE 1 SIGNIFICANT ACCOUNTING POLICIES

Organization and Operations

The Company was organized under the laws of the State of Florida on November 15, 2005.

The Company is in the development stage. The Company plans to develop a distribution channel in the pet food industry selling a comprehensive supply of products utilizing the World Wide Web. The Company currently has no operations.

Current Operations

The Company currently has no operations. Any expenses incurred by the company at this time are deemed to be immaterial and insignificant. These expenses are incurred by management without any expectation of reimbursement. When operation commence the company will be directly responsible for its operational expenses.

Basis of Accounting

The Company's policy is to prepare its financial statements using the accrual basis of accounting in accordance with generally accepted accounting principles. The Company has retained December 31 as its annual year end.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and equivalent

Cash and cash equivalent include cash and cash in banks. The company maintains cash and cash equivalent balances at a financial institution that is insured by the federal deposit Insurance Corporations up to $100,000. At December 31, 2005, there is no concentration of credit risk form uninsured bank balances.

Recent Accounting Pronouncements

Management does not believe that any of the recent issued accounting pronouncements will be applicable to the Company

NOTE 2 Income Taxes

In February 1992, the Financial Standards Board issued Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under SFAS No. 109, deferred assets and liabilities are recognized for the estimated future tax consequences between the financial statement carrying amounts of the existing assets and their respective basis.

Deferred assets and liabilities are measured using enacted tax rates in effect for the year in which temporary differences are expected to be recorded or settled. Under SFAS No. 109 the effect on deferred assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.

NOTE 3 CAPITAL TRANSACTIONS

In December 2005, the Company offered 181,000 shares of their common stock. The shares were offered under Rule 504 of Regulation D and section 4 (2) of the Securities Act. The Common shares were offered at a per share price of $.10 for the aggregate sum of $18,100. All of the thirty two (32) investors were of non-accredited status

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The accounting firm of Baum & Company, CPAs, P.A. audited our financial statements. Since inception, we have had no changes in or disagreements with our accountants.

VALIDITY OF COMMON STOCK

The validity of the securities being offered in this registration statement will be passed upon by Jonathan D. Leinwand, P.A. The Validity of our common stock has been included in this prospectus in reliance upon Jonathan D Leinwand. P.A., as an expert. See Exhibit 5 for more information.

Part II Information not contained in the prospectus

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation provide that, to the fullest extent permitted by law, none of our directors or officers shall be personally liable to us or our shareholders for damages for breach of any duty owed to our shareholders or us. As indicated in section 607.0850 of the Florida Statute, Florida law provides that a director shall have no personal liability for any statement, vote, decision or failure to act, regarding corporate management or policy by a director, unless the director breached or failed to perform the duties of a director.

A company may also protect its officers and directors from expenses associated with litigation arising from or related to their duties, except for violations of criminal law, transactions involving improper benefit or willful misconduct.

In addition, we shall have the power, by our by-laws or in any resolution of our stockholders or directors, to undertake to indemnify the officers and directors of ours against any contingency or peril as may be determined to be in our best interest and in conjunction therewith, to procure, at our expense, policies of insurance. At this time, no statute or provision of the by-laws, any contract or other arrangement provides for insurance or indemnification of any of our controlling persons, directors or officers that would affect his or her liability in that capacity.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our corporation in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. Management has agreed to pay all the costs and expenses of this offering. Selling Security Holders will pay no offering expenses.

Item	Expenses
SEC Registration Fee	$1.94
Legal - Consulting Fees and Expenses*	$3,000
Accounting Fees and Expenses*	$4,000
Printing and EDGARizing*	$250
State Taxes and fees*	$150
Total*	$7,401.94

* Estimated Figure

RECENT SALES OF UNREGISTERED SECURITIES

In November 2005, we issued 2,000,000 shares of our common stock to our founder, Charles Monahan, at $.001 per share, for an aggregate amount of $2,000.00. In December 2005 we issued 181,000 shares of our common stock at a price of $.10 per share or aggregate cash proceeds of $18,100 to 32 investors, of which all persons were of non-accredited status. Approximately 34 investors were solicited and 28 of these people purchased Pawfect Foods common stock. The investors were business associates and friends. A total of 5 prospective investors called Pawfect Foods corporate office concerning investment information after being referred by the 34 original people solicited by Charles Monahan. Of these 5 prospective investors 4 became investors in Pawfect Foods, Inc. Stock certificates contain a legend that evidences the securities has not been registered under the Act and therefore cannot be resold unless they are registered under the Act or unless an exemption from registration is available. See Exhibit 4 for a sample of the companys common stock certificate.

Name	Address	Shares	Amount Paid	Date
Karen Feldheim	10120 Boca Entrada Blvd. Apt 109 Boca Raton FL 33428	1,000	100.00	12/7/2005
Arthur Mayer	569 Casper Ave. West Palm Beach FL 33413	20,000	2,000.00	12/5/2005
Michael Bartolo	11229 Model Circle West Boca Raton FL 33428	20,000	2,000.00	12/2/2005
Robert Downey	6366 Pondapple Rd. Boca Raton FL 33433	2,000	2,00.00	12/5/2005
Vaughan Lazar	6366 Pondapple Rd. Boca Raton FL 33433	20,000	2,000.00	12/5/2005
Nicole Lazar	111 Isola Cir, Royal Palm Beach FL 33411	1,500	150.00	12/5/2005
Filomena Garreffi	20963 Raindance Lane Boca Raton FL 33428	1,000	100.00	12/5/2005
Gail Dauch	20888 Raindance Lane Boca Raton FL 33428	1,000	100.00	12/5/2005
Sandra Uzzo	10883 Gantry St Boca Raton FL 33428	5,000	500.00	12/6/2005
Simone Bartolo	1131 NW 124 Ave Pembroke Pines FL 33026	1,000	100.00	12/6/2005
Leslie Haupert	11229 Model Circle West Boca Raton FL 33428	5,000	500.00	12/5/2005
Shawn Allen	9050 Saddle Creek Dr. Boca Raton FL 33496	1,000	100.00	12/5/2005
Myra Preston	2550 Sw 18th Ter. Apt 1901 Ft. Lauderdale FL 33315	2,500	250.00	12/5/2005
Lawrence S. Muchnick	20264 Hacienda Ct. Boca Raton FL 33498	1,000	100.00	12/6/2005
Ryan Albright	1980 NE 7th St 107 Deerfield Beach FL 33441	4,000	400.00	12/2/2005
Townsend Pillsbury	4781 NE 5th Terrace Ft Lauderdale FL 33334	5,000	500.00	12/5/2005
Paul Bobst	1940 Arthur St Hollywood FL 33020	1,000	100.00	12/5/2005
Mari Torres	5710 B Coach House Circle Boca Raton FL 33486	7,500	750.00	12/7/2005
John Torres	5710 B Coach House Circle Boca Raton FL 33486	1,000	100.00	12/2/2005
Cale Ozendes	601 Ocean Dr. No 6 Deerfield beach FL 33441	25,000	2,500.00	12/5/2005
Kelli Pepitone	1609 SE 6 Street Deerfield Beach FL 33441	5,000	500.00	12/6/2005
Joseph Loeffler	802 SE 166 Street Deerfield Beach FL 33441	5,000	500.00	12/6/2005
Cindyann Zirpoli	2780 NE 7th Street Pompano Beach FL 33062	5,000	500.00	12/5/2005
Michael Zirpoli	2780 NE 7th Street Pompano Beach FL 33062	5,000	500.00	12/5/2005
David Amelung	1461 SE 14th Court Deerfield Beach FL 33441	1,000	100.00	12/5/2005
Kathleen Zirpoli	11852 Royal Palm blvd. Coral Springs FL 33065	1,000	100.00	12/5/2005
David Calderon	2129-D White Pine Circle Greenacres FL 33415	1,000	100.00	12/5/2005
Marc Burke	3615 Sun Crest Dr. Lake Worth FL 33467	2,000	200.00	12/5/2005
Jade McGautha	1150 NW 13th #272C Boca Raton FL 33486	1,000	100.00	12/2/2005
Michael Rosen	11203 Model Circle West Boca Raton FL 33428	22,500	2,250.00	12/2/2005
Joseph Baratta	9035 Flynn Cir No. 3 Boca Raton FL 33496	2,000	200.00	12/6/2005
Allen Druze	9360 Sun Pointe Dr. Boynton Beach FL 33437	5,000	500.00	12/8/2005

Our shares were issued in reliance on the exemptions from registration provided by Rule 504 of Regulation D and Section 4 (2) of the Securities Act (transactions by an issuer not involving any public offering). Each investor was provided with a detailed and specific business plan describing our plan of operations and planned products of an online Pet Food marketplace via the Internet. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

As a result, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

EXHIBITS
Exhibit Number	Exhibit Description
3.1	Articles of Incorporation
3.2	ByLaws
4	Sample Stock Certificate
5	Legal Opinion "Validity of Common Stock"
23	Consent of Experts

UNDERTAKINGS

The undersigned Registrant undertakes:

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Not withstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form SB-2 and authorized this registration statement to be singed on its behalf by the undersigned, in the City of Margate, State of Florida on February 10, 2006

Pawfect Foods, Inc.

/s/Charles Monahan

By: Charles Monahan, President, CFO, Director and Principal Accounting Officer

Date February 10, 2006

In accordance with the requirements of the Securities act of 1933, this registration statement was signed by the following persons in the capacitated and on the dates stated.

/s/ Charles Monahan

Charles Monahan

Title: President, CFO, Director and Principal Accounting Officer

Date: February 10, 2006